AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2006

REGISTRATION NO. 333-133836

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER SCHEDULE B

OF

THE SECURITIES ACT OF 1933

REPUBLIC OF THE PHILIPPINES

(Name of Registrant)

Name and Address of Authorized Representative in the United States:

HON. CECILIA B. REBONG

CONSUL GENERAL

PHILIPPINE CONSULATE GENERAL

556 FIFTH AVENUE

NEW YORK, NEW YORK 10036-5095

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

DAVID JOHNSON, ESQ.	YONG G. LEE
ALLEN & OVERY	CLEARY, GOTTLIEB, STEEN & HAMILTON
9TH FLOOR, THREE EXCHANGE SQUARE	BANK OF CHINA TOWER
CENTRAL	ONE GARDEN ROAD
HONG KONG SAR	HONG KONG SAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

The securities being registered herein are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement under Schedule B is being filed solely to add Exhibit K hereto to the Registration Statement under Schedule B (Registration No. 333-133836) in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

CONTENTS

This Amendment No. 1 consists of:

(1)	Facing sheet.

(2)	The following exhibit;

K. Dealer Managers Agreement dated September 6, 2006.

SIGNATURE OF THE REPUBLIC OF THE PHILIPPINES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Republic of the Philippines has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Manila, Republic of the Philippines on the 22nd day of September, 2006.

REPUBLIC OF THE PHILIPPINES

By	/s/ Omar T. Cruz
Omar T. Cruz*
Treasurer of the Philippines

*	Consent is hereby given to use of her name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by her and stated on her authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF THE PHILIPPINES

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of the Republic of the Philippines in the United States, has signed this Registration Statement or amendment thereto in The City of New York, New York on the 22nd day of September, 2006.

By:	/s/ CECILIA B. REBONG
Name:	Cecilia B. Rebong
Title:	Consul General

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
K.	Dealer Managers Agreement dated September 6, 2006